Exhibit 10.2 State Street Holdings Germany GmbH Brienner Straße 59 80333 München Telefon +49 (0) 89 55 87 8-100 Telefax +49 (0) 89 244 47 1-460 statestreet.com Geschäftsführer: Stefan Gmür, Jörg Ambrosius Sitz München, Registergericht München HRB 176695 Page 1 October 24, 2025 Service Agreement between State Street Holdings Germany GmbH Brienner Straße 59, 80333 Munich (hereinafter also referred to as the "Company") and Mr. Jörg Ambrosius (hereinafter also referred to as the "Managing Director") Preamble Mr. Ambrosius has been appointed Managing Director of the Company since 12 November 2008. He has most recently performed this activity under his service agreement with State Street Holdings Germany GmbH dated 1 April 2019 (hereinafter, together with all amendments and additions, the "Previous Service Agreement"). In view of certain regulatory and corporate governance aspects, including Mr. Ambrosius’ service as President of Investment Services for the Company’s affiliate, State Street Bank and Trust Company in the United States of America, the parties have agreed to employ Mr. Ambrosius in the future on the basis of a new service agreement between the Company and Mr. Ambrosius and to terminate the Previous Service Agreement between State Street Holdings Germany GmbH and Mr. Ambrosius by mutual agreement. Having said this, the parties agree the following service agreement: § 1 - Employing entity The employing entity is State Street Holdings Germany GmbH, Munich, an indirect subsidiary of State Street Bank and Trust Company, Boston, MA., USA. § 2 - Start and duration of the service relationship The period of service under this agreement shall begin on 1 January 2025. The Managing Director's periods of service since joining the company group on 1 July 2001 are recognized. This service agreement shall run for an indefinite period. It may be terminated by either party with three months' notice to the end of the following calendar quarter. § 3 - Tasks; rights and duties The Managing Director has the title "President of Investment Services”. His duties are listed in detail in the job description enclosed as Exhibit A for the position. The job description is subject to the right of the Company's shareholders to issue instructions. The rights and duties of the Managing Director are otherwise governed by the law, the Articles of Association, the rules of procedure for the management of the Company as adopted by the shareholders' meeting of the Company, as amended from time to time, this service agreement and the resolutions of the shareholders' meeting of the Company. At the request of the Company, the Managing Director will also take on supervisory board, advisory board, management and similar mandates in companies affiliated with the Company in Europe. The exercise of such mandates is compensated with the remuneration in accordance with § 5 of this service agreement. From time to time, the Managing Director may also be offered the opportunity to enter into employment agreements with affiliated companies outside of Europe in respect of his broader global role and receive remuneration directly from them.

Page 2 Joerg Ambrosius Service Agreement § 4 - Working time The Managing Director places his entire working capacity at the service of the Company and its affiliates. The Managing Director shall be obliged to perform his duties beyond the regular working hours of the Company insofar as this is necessary for the fulfillment of his duties. Any additional work shall be compensated with the remuneration in accordance with § 5 of this service agreement. § 5 - Remuneration In return for his services on the basis of this service agreement, the Managing Director receives a fixed annual gross salary of €650,000, which is paid in 12 monthly installments on the 20th of each month. In addition, the Company can offer the Managing Director fixed remuneration in the form of a role-based allowance within the framework of the applicable statutory regulations. In all other respects, the payment of variable remuneration by the Company is based on the provisions of the remuneration policy of the State Street group in Germany, as amended. The Managing Director is not to take any personal hedging or other countermeasures to limit or cancel the risk adjustment of the remuneration. In accordance with Section 8 of the German Remuneration Ordinance for Institutions (Institutsvergütungsverordnung – “IVV”) the Managing Director also undertakes to disclose private securities accounts upon request and hereby authorizes the Company the right to inspect his private securities accounts. § 6 - Special benefits The Managing Director receives a company car in accordance with State Street's company car policy in Germany or the comparable leasing rate in accordance with the State Street Car Policy applicable in Munich. The company car can also be used for private purposes. The Managing Director must pay tax on the non-cash benefit from the private use in accordance with German law. The Company continues the company pension scheme which is in place for the benefit of the Managing Director in the form of a direct commitment and which has been transferred from State Street Bank International GmbH to the Company by separate agreement. The Managing Director participates in the company accident insurance as in place from time to time. The Managing Director receives capital-forming benefits in the amount of EUR 40.00 gross per month. The employer enters into existing contracts and remits the employee's contributions. The Company grants a monthly meal allowance of EUR 46.50. This allowance is a voluntary benefit to which there is no legal entitlement, even if it is granted repeatedly. The Company provides a gross-up to cover tax and social security associated with this payment. § 7 - Pledging and assignment of salary The pledging and/or assignment of the salary or parts thereof require the prior consent of the Company. The resulting costs shall be borne exclusively by the Managing Director. § 8 - Insurance and absence from work The statutory provisions shall apply with regard to health and social insurance and continued payment of salary in the event of illness. The Managing Director is obliged to inform the Company immediately of his illness or any incapacity to work caused by unforeseeable events, or to have the Company informed accordingly. If an incapacity to work due to illness lasts longer than three calendar days, a doctor's certificate of incapacity to work must be submitted to the Company no later than the fourth calendar day of the incapacity to work. § 9 - Vacation regulations The Managing Director is entitled to 30 days (working days) of vacation per calendar year. Working days are all working days with the exception of Saturdays, Sundays and public holidays in the Federal Republic of Germany. Any vacation must be agreed in advance with the Company. The Managing Director may not engage in any paid employment during vacation.

Page 3 Joerg Ambrosius Service Agreement § 10 - Duty of confidentiality The Managing Director undertakes to treat all information that comes to his knowledge as strictly confidential (banking secrecy). This duty of confidentiality shall also apply after termination of this service agreement. § 11 - Secondary employment During the term of this service agreement, the Managing Director may not engage in any paid secondary employment outside of employment with the Company and its affiliates. § 12 - Breach of contract In the event that the Managing Director terminates this service agreement without serious cause and without observing the agreed notice period or breaches § 10 and/or § 11 of this service agreement, the Company may withhold one month's gross salary as a penalty for each case of breach of contract. In this case, the Managing Director also waives all further claims. § 13 - Recognition of the service agreement This service agreement cancels all previous agreements between the parties, except for the role based allowance letter dated as of 5 May 2022, and other agreements expressly referenced herein. Amendments to this service agreement must be made in writing. With this service agreement, the previous service agreement between the Managing Director and State Street Holdings Germany GmbH is terminated by mutual agreement with effect from the end of 31 December 2024. (The remainder of this page is intentionally left blank. Signature page follows.)

Page 4 Joerg Ambrosius Service Agreement § 14 - Final provisions Should individual provisions of this service agreement be or become invalid, this shall not affect the validity of the remaining provisions. In place of the invalid provisions or to fill any gaps in the service agreement, an appropriate provision shall apply which comes closest to what the parties intended according to their economic purpose. Exhibit A: Job Description October 24, 2025 October 29, 2025 Date Date /s/ Urs Felder /s/ Joerg Ambrosius Urs Felder Joerg Ambrosius acting on behalf of State Street International Holdings Switzerland GmbH representing State Street Europe Holdings Germany S.à r.l. & Co. KG, the sole shareholder and shareholders’ meeting of State Street Holdings Germany GmbH

Exhibit to SSHG Contract Exhibit A Mr. Ambrosius is registered as a Managing Director of State Street Holdings Germany GmbH (SSHG) with responsibility for lawful operation of SSHG as a financial holding company, incorporated under German law, within the regulated financial holding group headed by State Street Europe Holdings Germany S.à r. l. & Co. KG (SSEHG and SSEHG Group). In addition, Mr. Ambrosius is head of State Street Corporation’s largest business, Investment Servicing, and holds the title of President of Investment Services (IS). A substantial portion of Mr. Ambrosius’ role as head of our IS business pertains to Germany, the location of State Street Bank International GmbH (SSBI), which is the primary IS entity through which we provide services to our continental European clients. SSBI is also a direct subsidiary of SSHG and the designated institution responsible for ensuring that the SSEHG Group complies with applicable European prudential requirements on consolidated basis Duties as Managing Director of SSHG and President of Investment Services (IS) Mr. Ambrosius is responsible for leading all client-facing activities, with a focus on delivering financial and strategic results for our clients. He has global oversight for client management, sales, product, marketing and sustainability and is accountable for strategy, execution and management of the client experience. Mr. Ambrosius has responsibility to: • Establish and deliver IS strategy to achieve financial, strategic, and organizational targets  Drive revenue and margin growth consistent with medium-term financial targets  Guide IS to being the best operator in the industry through risk management, resilience, technology, and productivity  Deliver on execution of strategy objectives, including key step-out initiatives, Alpha, Private Asset Servicing, Digital  Create high performing teams and engage employees  Stabilize alignment with the COO area (Global Delivery & GTS) to ensure stable servicing quality and seamless onboarding experiences.

Exhibit to SSHG Contract • Oversee regulatory compliance of STT internationally and work closely with all key stakeholders to contribute to regulatory excellence in the US • Reduce complexity throughout IS  Create a streamlined organizational structure that best enables IS to succeed  Define cultural / behavioral enablers to encourage simplicity (e.g., cutting red tape)  Reduce knowledge gaps and increase transparency by encouraging efficient collaboration • Clearly define roles, responsibilities, and ownership for direct reports • Design and drive human capital strategy for IS • Drive awareness, sensitivity and client-centric focus • Increase IS market share • Responsible for Alpha revenue growth • Increase core fee revenue • Improve overall productivity • Improve risk excellence outcomes • Improve Client NPS Key Activities In order to establish and deliver a global IS strategy to achieve financial, strategic, and organizational goals, including specific targets related to our continental Europe business, and to oversee the lawful operation of SSHG, Mr. Ambrosius is expected to engage in the following activities that primarily or entirely take place in Germany • Holding meetings, signing contracts and approving documents related to the lawful operation of SSHG as financial holding company, incorporated under German law • Meeting and working closely with Europe-based members of the EC and other leaders, direct reports and the SSC Board of Directors to define, monitor and report on IS strategy objectives for our European business

Exhibit to SSHG Contract  Define regional and local strategic objectives and priorities  Facilitate periodic strategy reviews with regional leaders  Evaluate new geographic markets for expansion, including local regulatory due diligence, product-market fit, etc. • Build and maintain relationships with Europe-based clients to drive sales and client satisfaction  Oversee regional and local pricing strategy  Conduct periodic business reviews with regional controllers and business leaders  Monitor client NPS and continuously seek improvement • Engage regularly with European regulators and vendors to guide IS to being the best operator in the industry through risk management, resilience, technology, and productivity • Connecting with Europe-based IS staff and employees to ensure teams are engaged and performing at a high level  Hire, onboard and develop key regional leaders  Lead periodic talent reviews with leaders in-region